UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         July 5, 2005
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC.
(Exact name of registrant as specified in charter)

Colorado State or other jurisdiction of incorporation)	0-50472 (Commission File Number)	84-1530098 (IRS Employer Identification No.)

5632 S. Spotswood Street
Littleton, CO 80120
(Address of principal executive offices)

(303)730-9994
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive and

Item 8.01   Other Events

        On July 26, 2005, New Frontier Energy, Inc. (the “Corporation”) entered into an agreement to purchase an additional $600,000 of Class A limited partnership interests (the “Investment”) in a private offering by Slater Dome Gathering, LLLP (“SDG”) giving the Corporation an aggregate investment in SDG of $1,600,000. The Corporation had previously announced on May 20, 2005, that it had purchased $1,000,000 in Class A limited partnership interests. The Corporation’s President is an affiliate of SDG. SDS has built a gas gathering line to collect gas from wells capable of producing gas in the Slater Dome/Coal Bank Draw Prospect. The 18-mile gas gathering line began transporting the Corporation’s natural gas from the Slater Dome Prospect to a Questar transportation line in Baggs, Wyoming in June 2005 and the Corporation commenced production of natural gas. After the Investment, the Corporation will own 82% of the Class A limited partnership interests in SDG that have been sold. In the event SDG sells all of the available 60 Class A limited partnership interests, the Corporation will own 53% of the Class A limited partnership interests.

        In connection with the Investment, the Corporation executed SDG’s limited liability limited partnership agreement (the “Partnership Agreement”). The Partnership Agreement provides that distributions will be allocated (i) First, to Natural Resource Group Gathering, LLC, the General Partner of the Partnership (the “General Partner”) in the amount of the Out of Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs; (ii) Second, 90% shall be distributed to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests) and 10% shall be distributed to the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement”) of all of the Limited Partners is reduced to zero; and (iii) Thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion. A copy of the Partnership Agreement is attached to the Form 8-K filed by the Corporation on May 20, 2005 as Exhibit 10.1.

Item 3.02   Unregistered Sales of Equity Securities.

        On July 5, 2005, the Company granted a 3 year non incentive stock option to acquire 75,000 shares of the Company’s common stock at $1.50 per share to a consultant. The options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

        On July 11, 2005, the Company issued a corporation controlled by Grant Gaeth, a director of the Company 3,750 shares of Common Stock value at a price of $1.20 per share for geologic consulting services. The shares were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2005	NEW FRONTIER ENERGY, INC. By: /s/ Les Bates Treasurer, Chief Accounting and Financial Officer, Secretary and Director